EXHIBIT 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

NEENAH PAPER SIGNS DEFINITIVE AGREEMENT TO TRANSFER TERRACE BAY

ALPHARETTA, GEORGIA — August 8, 2006 (NYSE:NP) — Neenah Paper, Inc. today announced it had signed definitive sales agreements with Terrace Bay Pulp Inc. and Eagle Logging Inc., members of the Buchanan group, to transfer the company’s Terrace Bay pulp mill and the company’s woodlands assets. A tentative agreement between the parties was announced in early May.

Pursuant to terms of the final agreement, Terrace Bay Pulp Inc. will assume responsibility for the Terrace Bay operations, including existing employee and other contracts, and certain assets and liabilities related to the operation. The assets of the company’s woodland operations will be transferred to Eagle Logging Inc. Neenah Paper will make a cash payment of approximately $18 million and retain certain working capital amounts, primarily accounts receivable, finished inventories and accounts payable, as well as employee liabilities for pension, long-term disability and post-employment medical and life insurance for retirees.

In accordance with the agreement, Neenah Paper will initiate plans to curtail and settle its Ontario, Canada defined benefit pension plan. Estimated cash costs related to this settlement are $18 million, with an initial payment of $11 million anticipated in the third quarter.

“This agreement represents a win for all parties, including Neenah Paper’s shareholders, the workforce at Terrace Bay and their communities, and also Buchanan Forest Products,” said Sean Erwin, Chairman and Chief Executive Officer. “It allows the mill to continue operating and cash requirements are substantially lower than if we had proceeded to close the mill. In fact, one-time costs have been largely funded through a drawdown of working capital this year. Neenah Paper is now in a position of added financial flexibility and strength and can focus on growing our core paper businesses.”

It is anticipated that the transaction will close in August.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the labor situation in Ontario and the ability of the company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.